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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    The Board of Directors
Forest Oil Corporation:

    We consent to the use of our report dated March 30, 1995 relating to the consolidated financial statements of Forest Oil Corporation as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 incorporated by reference and included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                             KPMG Peat Marwick LLP

Denver, Colorado
December 11, 1995